Exhibit 23.1

                      Consent of Coopers & Lybrand L.L.P.,
               Certified Public Accountants, dated August 8, 1996


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 of our report dated July 3, 1996, on our audit of the balance sheet and statement of stockholder's equity of CNL American Realty Fund, Inc. We also consent to the reference to our Firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Orlando, Florida
August 8, 1996